Exhibit 99.2

MACK-CALI REALTY CORPORATION

CORPORATE GOVERNANCE PRINCIPLES

(as amended and restated as of September 13, 2005)

Role and Composition of the Board of Directors

I.	Role

The Board of Directors (the "Board") of Mack-Cali Realty Corporation (the "Company"), which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company's business. Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The Board, and each committee of the Board, has complete access to management. In addition, the Board and each committee of the Board has access to independent advisors as each deems necessary or appropriate. The function of the Board in monitoring the performance of the senior executives of the Company is largely fulfilled by the presence of outside directors of stature who have a substantive knowledge of the Company's business.

The Board provides oversight with respect to the strategic direction and key policies of the Company. The Board approves major initiatives, advises on significant financial and business objectives and monitors progress with respect to such matters.

The Board also plans for succession to the position of Chief Executive Officer (the “CEO”), as well as certain other senior management positions. To assist the Board, the CEO periodically provides the Board with an assessment of executive management and potential succession plans.

In discharging their obligations, directors are entitled to rely on the honesty and integrity of the Company's executives and its internal and external advisors and auditors. The directors also shall be entitled to have the Company purchase reasonable directors' and officers' liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company's articles of incorporation and by-laws, and to exculpation as provided by applicable law and the Company's articles of incorporation.

II.	Composition: Membership

Size; Qualifications.

The Board's optimum size is seven to thirteen members. It is the policy of the Company that the Board consist of a majority of independent directors, who shall satisfy the independence requirements of the New York Stock Exchange, and that the number of directors not exceed a number that can function efficiently as a body. Directors of the Company should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Company. In addition, directors should have demonstrated the ability to exercise sound business judgment and be willing to devote sufficient time to fulfill their obligations to the Company and its shareholders.

Term.

The Board does not favor term limits for directors, but believes that it is important to monitor overall Board performance.

Selection of Directors; Resignation.

The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and the CEO, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating and Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. Candidates are selected for their character, judgment, business experience and acumen. Final approval of a candidate is determined by the full Board. The Nominating and Corporate Governance Committee and the Executive Compensation and Option Committee (the "Compensation Committee") annually review the compensation of directors.

If, in any uncontested election of directors of the Company, a director nominee has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election, such director nominee shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered “withheld” from a director nominee if a shareholder withholds authority to vote for such director nominee in any proxy granted by such shareholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of shareholders at which the election of directors is to be held. In addition, a director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director’s principal occupation or business association changes substantially during his or her tenure as a director. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to any such resignation tendered to the Nominating and Corporate Governance Committee for consideration.

Board Action; Committees; Orientation.

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It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently, these committees are the Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The members of these committees are recommended to the Board by the Nominating and Corporate Governance Committee in consultation with the CEO. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are made up of only independent directors. The membership of these three committees is rotated from time to time.

In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full indoctrination and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company properties. The Company's orientation program for each new director includes, among other things, a review of the Company's business, financial condition, strategy, ethical obligations, key issues and other relevant topics.

CEO Evaluation

The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals. The Compensation Committee meets annually with the CEO to receive his or her recommendations concerning such goals. The Compensation Committee then meets with the CEO to evaluate his or her performance against such goals. The Compensation Committee also is responsible for setting annual and long-term compensation for the CEO. These decisions are approved or ratified by action of the independent directors of the Board at a meeting or executive session of that group.

The CEO is responsible for establishing effective communications with the Company's stakeholder groups, i.e., shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Company that management speaks for the Company. This policy does not preclude outside directors from meeting with shareholders, but it is suggested that any such meetings be held in the presence of management.

Functioning of the Board of Directors and its Committees

I.	Board Meetings

Schedule and Agenda.

The Board sets the annual schedule of Board and committee meetings. The Board shall hold a minimum of four meetings per year. Committee schedules are recommended by each committee in order to meet the responsibilities of that committee.

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The Chairman of the Board sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the CEO for review. For example, the annual corporate budget is reviewed by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with that committee. Any member of the Board may request that an item be included on the agenda.

Distribution of Materials; Director Attendance.

Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting. Directors are expected to attend all meetings and to have reviewed, prior to the meetings, all written materials distributed to them in advance.

Senior Management Presence.

At the invitation of the Board, members of senior management recommended by the CEO attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the executive responsible for that area of the Company's operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with the Company's independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

Executive Sessions of Non-Management Directors.

The Company believes that regular scheduling of meetings of non-management directors is important in order to foster better communication among non-management directors. Accordingly, it is company policy that the non-management directors shall meet at regular executive sessions without management present. These meetings shall be held at least four times per year in conjunction with each regularly scheduled meeting of the Board.

In order for interested parties to be able to make their concerns known to the non-management directors, the Company has disclosed, and will continue to disclose, in the proxy statement for each annual meeting of the shareholders of the Company, a method for such parties to communicate directly with the non-management directors.

Assessing Board and Committee Performance.

The Board shall conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. Each committee also shall conduct its own annual self-evaluation.

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II.	Functioning of Committees

Committee Composition; Meetings.

As noted, the current committees of the Board are the Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. The Audit, Compensation and Nominating and Corporate Governance Committees consists only of "independent" directors, as such term is defined under the listing standards of the New York Stock Exchange. In addition, members of the Audit Committee must satisfy the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended.

The length and agenda of meetings of each of the committees are determined by the committees. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items to be considered at the meeting.

Committee Charters.

The Audit, Compensation and Nominating and Corporate Governance Committees shall each have appropriate written charters. The committee charters will be made available on the Company's website.

Duties and Responsibilities of Committees.

Executive Committee. The Executive Committee acts for the Board in between regularly scheduled meetings of the Board, within certain parameters prescribed by the Board.

Audit Committee. The Audit Committee has the authority and responsibilities set forth in its charter, which is available on the Company's website. In general, the Audit Committee authorizes and approves the engagement of the independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional audit and permissible non-audit services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

Compensation Committee. The Compensation Committee has the authority and responsibilities set forth in its charter, which is available on the Company's website. In general, the Compensation Committee establishes remuneration levels for executive

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officers of the Company and implements incentive programs, including the Company's employee and director stock option plans.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority and responsibilities set forth in its charter, which is available on the Company's website. In general, the Nominating and Corporate Governance Committee makes recommendations for nominees to the Board, oversees the evaluation of the Board and its committees and the Company's senior executives and advises on changes in Board compensation.

Conduct and Ethics Standards for Directors

Directors (as well as officers and employees) are subject to applicable provisions of the Company's Code of Business Conduct and Ethics. Among other things, directors must conduct themselves in a manner that avoids actual or apparent conflicts of interest and that protects the Company's reputation. A conflict of interest occurs where a director's private interests interfere, or appears to interfere, in any way with the interests of the Company.

In addition, directors owe a duty to the Company and its shareholders to advance the Company's legitimate interests when an opportunity to do so arises. Accordingly, directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position. Similarly, directors are prohibited from using corporate property, information or position for personal gain and from competing with the Company.

Periodic Review; Disclosure

These Corporate Governance Principles are reviewed by the Board from time to time. These Corporate Governance Principles will be made available on the Company's website.

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